Exhibit 11

                               Xerox Corporation
                    Computation of Net Loss Per Common Share
      (Dollars in millions, except per-share data; shares in thousands)

                                            Three months      Nine months
                                        ended September 30, ended September 30,
                                           2001     2000      2001     2000

I. Basic Net Loss Per
     Common Share

   Net Loss                               $(211)   $(191)    $(289)   $(237)
   Accrued dividends on ESOP preferred
     stock, net                               -       (8)      (12)     (26)
                                         -----------------------------------
   Adjusted net loss                      $(211)   $(199)    $(301)   $(263)
                                         ===================================

   Average common shares outstanding
     during the period                  716,791  666,802   697,114  666,284
   Common shares issuable with respect
     to exchangeable shares                 759      919       834      920
                                         -----------------------------------
   Adjusted average shares outstanding
     for the period                     717,550  667,721   697,948  667,204
                                         ===================================

   Basic loss per share                  $(0.29)  $(0.30)   $(0.43)  $(0.39)
                                         ===================================

II. Diluted Net Loss Per
    Common Share

   Net Loss                               $(211)   $(191)    $(289)   $(237)
 Accrued dividends on ESOP preferred
     stock, net                               -       (8)      (12)     (26)
                                         -----------------------------------
   Adjusted net loss                      $(211)   $(199)    $(301)   $(263)
                                         ===================================

   Average common shares outstanding
     during the period                  716,791  666,802   697,114  666,284
   Common shares issuable with respect
     to exchangeable shares                 759      919       834      920
                                         -----------------------------------
   Adjusted average shares outstanding
     for the period                     717,550  667,721   697,948  667,204
                                         ===================================

   Diluted loss per share                $(0.29)  $(0.30)   $(0.43)  $(0.39)
                                         ===================================